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                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-52359) (the "Prospectus") of our report dated October 29, 1993 appearing on page 21 of Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended September 30, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 45 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.







/s/PRICE WATERHOUSE

Los Angeles, California
March 8, 1994